EXHIBIT 10.1
***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
MEDIA SUPPLY AGREEMENT
This Media Supply Agreement (“Agreement”) is between Seagate Technology International (“Seagate”) and Komag USA (Malaysia) Sdn. and Komag, Incorporated (collectively “Komag”). The individuals signing this Agreement represent that they are authorized to sign on behalf of their companies.

Seagate Technology International

Signature:	▶/s/ David A. Wickersham
Print Name:	David A. Wickersham
Title:	Chief Operating Officer
Date:	July 4, 2005
Address for	Attn: Corporate Contracts
Notices to	c/o Seagate Technology LLC
Seagate:	920 Disc Drive, MS SV15A2
Scotts Valley, CA 95066

Phone No.:	831-439-7288
Fax No.	831-438-7132

Effective Date:	July 4, 2005
Expiration Date:	October 1, 2009 with automatic 1
year renewals
Agreement No.	31036

Komag USA (Malaysia) Sdn.

Signature:	▶/s/ Kheng Huat Oung
Print Name:	Kheng Huat Oung
Title:	VP, Managing Director
Date:	July 4, 2005
Address for	Attn: Kheng Haut Oung, VP
Notices to Komag	Komag USA (Malaysia) Sdn.
Bayan Lepas Free Industrial Zone,
Phase III
11900 Penang, Malaysia
Phone No.:	011-604-643-9449
Fax No.	011-604-644-8356

Komag, Incorporated
Signature:	▶/s/ Ray L. Martin

Print Name:	Ray L. Martin
Title:	Executive Vice President, Customer
Sales and Service
Date:	July 4, 2005
Address for	Komag, Incorporated
Notices to Komag	1710 Automation Parkway
San Jose, CA 95131-1873
Phone No.:	408-576-2206
Fax No.	408-894-0471
The parties agree as follows:
1. PRODUCT ORDERS
     1.1. Product and Price List. Exhibit A provides a list of the media products (“Products”) that Seagate may purchase from Komag and the prices that Komag will charge. Seagate and Komag may update the price list from time to time by agreement to reflect changes to the Products or prices.
     1.2. Purchase Orders. Seagate will order Product by submitting purchase orders to Komag. Seagate’s purchase orders will contain, at a minimum: (a) Product description; (b) quantity; (c) price; (d) Seagate’s ship-to and bill-to addresses; (e) requested delivery date; and (f) an indication whether the Product is subject to sales tax.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
Seagate may issue two types of purchase orders, “discrete” purchase orders and “blanket” purchase orders, as described below:
     (a) Discrete Purchase Orders. A discrete purchase order is an order for a discrete amount of Product to be delivered on a specified delivery date. Discrete purchase orders are firm commitments by Seagate, but may be cancelled or rescheduled as specified in this Agreement
     (b) Blanket Purchase Orders. A blanket purchase order is an order for an amount of Product to be determined in the future and to be delivered over a period of time. Seagate uses blanket purchase orders as an administrative convenience to track orders and to give Komag a reference number for invoicing. Blanket purchase orders are treated as forecasts only and are non-binding on Seagate.
     1.3. Order Acceptance. Komag will accept or reject discrete purchase orders placed under this Agreement within [****]. After [****] days, if Komag does not notify Seagate otherwise, then the order will be deemed accepted.
     1.4. This Agreement Controls. If the terms of this Agreement contradict the terms of any purchase order or order acceptance, the terms of this Agreement will take precedence. No boilerplate terms in either party’s order-tracking documents will apply. Terms in this Agreement may only be modified in writing, signed by authorized Seagate and Komag personnel and must state that the modified terms supersede the Media Supply Agreement dated July 4, 2005.
     1.5. Affiliated Purchasers. Seagate’s affiliates that control, are controlled by, or are under common control with Seagate may purchase Products under this Agreement directly from Komag at the same prices and on the same terms set forth in this Agreement.
     1.6. Contract Manufacturers. Seagate’s contract manufacturers may purchase Products under this Agreement directly from Komag at the same prices and on the same terms as set forth in this Agreement, so long as the contract manufacturer purchases the Products to incorporate into Seagate products. Seagate’s contract manufacturers are not beneficiaries under this Agreement and are not entitled to enforce this Agreement against either party. Komag is responsible for entering into separate agreements with any Seagate contract manufacturers.
     1.7. Right to Incorporate and Resell. Seagate may incorporate the Products into Seagate products and may resell the Products in any market Seagate elects, subject to export control regulations.
2. PRICING
     2.1. [****].
     2.2. Cost Reductions. Komag and Seagate will work together to reduce the costs and expenses to make and deliver the Products to Seagate. If the costs or expenses decrease, Komag will work with Seagate to lower the prices charged to Seagate accordingly.
3. SHIPMENT AND DELIVERY
     3.1. Incoterms. Unless specified otherwise, Komag will ship all Products to Seagate “DDU DESTINATION.”
     (a) “DDU.” The term DDU means Delivered Duty Unpaid, as defined in International Chamber of Commerce, Incoterms 2000. Komag will pay the costs of carriage and bear the risk of loss to deliver the Products to Seagate’s destination. Komag will pay the costs and bear the risk of loss for any warehousing before delivery to the destination.
     (b) “Destination.” Seagate’s destination will always be the incoming dock at Seagate’s factory, regardless of whether the Products are shipped through an intermediary cross-dock facility, or stored in a “just-in-time” warehouse or vendor managed inventory before delivery to the incoming dock at Seagate’s factory.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
     3.2. Just-in-Time Warehouse and Supplier Managed Inventory. If requested by Seagate, Komag will establish a “just-in-time” inventory delivery system in a Seagate-designated and mutually acceptable (not to be unreasonably withheld) warehouse (“JIT Warehouse”) or a supplier managed inventory stocking location system at a Seagate-designated location on Seagate’s premises (“SMI Stocking Location”) where Komag will maintain an inventory of its Products. Komag will be responsible for the costs and risk of loss for its Products at the JIT Warehouse or SMI Stocking Location. Komag will maintain a minimum of [****] of inventory, or other mutually acceptable minimum stocking level of inventory of Products to be maintained in the JIT Warehouse or SMI Stocking Location. Komag will replenish the JIT Warehouse or SMI Stocking Location to the minimum stocking levels as Seagate pulls Products from either location. After receiving Seagate’s notice to pull Product, Komag will have Products shipped from the JIT Warehouse or SMI Stocking Location to Seagate. All Product shipped to the JIT warehouse will be covered by non-cancelable purchase orders as described in Section 6.5.
     3.3. Import and Export Formalities. If Products will be exported or imported before arriving at Seagate’s final ship-to destination, Komag will be the exporter of record and will be responsible for performing all export formalities; Seagate will be the importer of record and will be responsible for performing all import formalities. For imports to the United States, Suppler will provide the customs clearance documentation specified in Exhibit B.
     3.4. On-Time Delivery. Continuity of supply is a material provision of this Agreement. If Komag does not deliver any Product as set forth below, then Seagate may require Komag to ship Product by an expedited mode of transportation at Komag’s expense.
     (a) Direct Orders. Komag will deliver Products to Seagate on the delivery date specified in Seagate’s Order.
     (b) JIT and SMI Orders. Komag will ship Product to Seagate on the delivery date specified in Seagate’s pull notice documentation and replenish the inventory of all JIT Warehouses and SMI Stocking Locations to maintain the minimum stocking levels in the JIT Warehouses and SMI Stocking Locations at all times.
     3.5. Packaging and Marking. Komag will mark the Products for shipment as designated by Seagate. Komag will package the Products for shipment in accordance with standard commercial practices acceptable to common carriers at the lowest shipping rate available. Komag’s shipping containers must display: (a) the date of shipment; (b) Seagate’s order number; (c) the Product part number; (d) the Product revision level and lot number; and (e) the quantity in the container.
     3.6. Order Placement. Purchase Orders for product manufactured in Komag’s Malaysian facilities but destined for the U.S. should be placed with Komag, U.S. Purchase Orders for products manufactured in Komag’s Malaysian facilities to be shipped to countries should be placed directly with the appropriate Malaysian factory.
4. INVOICING AND PAYMENT
     4.1. Invoices and Payment Terms. Komag may invoice Seagate with each delivery. Payment will be due [****]. Seagate’s local finance department may designate specific days of the month as deadlines for submitting invoices. If Komag submits its invoice after the local invoice deadline, then the invoice will not be deemed received by Seagate until the next invoice deadline.
     4.2. Right to Offset. If at any time Seagate has any credits owing from Komag, Seagate may offset the credits against any payments due to Komag.
5. PRODUCT SPECIFICATIONS AND CHANGES
     5.1. Product Specifications. Komag will comply with the Product descriptions and specifications referenced in Exhibit C, the Quality Standards identified in Exhibit D, and any other agreed upon specifications, standard operating procedures, or processes furnished or adopted by Seagate, including any samples furnished to and approved by Seagate (collectively the “Specifications”).

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
     5.2. Specification Changes. Komag may not change the form, fit, or function of any Product, or its manufacturing process or manufacturing location, without Seagate’s prior written approval. Seagate may change the Specifications at any time. Komag will use its best efforts to comply with the changes. [****].
     5.3. Product Information. Komag will provide the following information regarding the Products to Seagate upon request:
     (a) a bill of materials that includes all material used in manufacturing or assembly processes, and the related costs;
     (b) a list of component and process sub-suppliers;
     (c) a complete diagram flow chart for all Products with lead-time identified for key process steps; and
     (d) a description of the Product manufacturing process and a list of the equipment used in the manufacturing process.
     5.4. Seagate Property. Komag will return to Seagate any tools, drawings, or other materials provided by Seagate at the termination of this Agreement or upon Seagate’s request.
     5.5. Komag Property. Seagate will return to Komag shipping cassettes used to transport media and substrate products from Komag to Seagate. Cassettes must be returned in the condition as-received by Seagate. Bulk shipping boxes and re-usable packaging will be returned by Seagate to Komag in a condition consistent with wear and tear associated with normal shipping practices.
6. FORECASTS, CAPACITY PLANNING, AND FLEXIBILITY
     6.1. Forecasts. Seagate will provide forecasts to Komag from time to time as agreed between the parties. Seagate’s forecasts are not binding on Seagate; however, Komag will secure and allocate capacity in accordance with Seagate’s forecasts. Komag will treat any blanket purchase order as a forecast for the purpose of allocating capacity.
     6.2. Capacity Planning. Komag will provide a written notice to Seagate within [****] days after receiving Seagate’s forecasts, confirming it will meet Seagate’s forecasts. Komag will notify Seagate immediately if it is unable to meet any forecast. Komag will procure and maintain all necessary equipment, personnel, facilities, and other materials required to manufacture Products according to the Specifications in volumes sufficient to meet Seagate’s forecasts. At Seagate’s request, Komag will meet with Seagate to plan Komag’s capacity.
     6.3. End-of-Life Capacity. Komag will give Seagate at least [****] notice before it stops accepting orders for any Product. During the 6-month notice period, Seagate may continue to place orders for the discontinued Product. Seagate may schedule deliveries of the discontinued Product for up to [****] after the last date that Komag will accept orders. Komag will continue to manufacture and deliver the discontinued Product to Seagate to meet Seagate’s scheduled deliveries. [****] deliver the discontinued Product to Seagate until Seagate has qualified a new source for the discontinued Product.
     6.4. Upside Flexibility. [****].
     6.5. Downside Flexibility. Seagate may reschedule any delivery up to [****] beyond the original delivery date. Seagate may cancel any purchase order, in whole or in part, as follows:
     (a) Cancellation without Charge. [****]. This does not include product already shipped to the JIT hub which is covered by non-cancelable purchase orders:
[****]
     (b) Cancellation Fees. [****].

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
     (c) Duty to Mitigate. [****].
7. PRODUCT WARRANTY
     7.1. Warranty Period. The warranty period for the Products will be fifteen (15) months from the date of delivery to Seagate unless a different warranty period is specified in Exhibit A.
     7.2. Warranties Terms. During the warranty period Komag warrants the following:
     (a) The Products will fully comply with the Specifications;
     (b) The Products will fully comply with Seagate’s Product Stewardship Requirements;
     (c) The Products will be free from defects in material, workmanship and design;
     (d) The Products will be of merchantable quality; and
     (e) The Products will be fit for the use intended by Seagate.
     7.3. Warranty Remedies. If the Products do not meet the warranties, Seagate may elect one or more of the following remedies:
     (a) Seagate may require Komag to repair or replace the Products;
     (b) Seagate may return the Products to Komag at Komag’s expense for a full refund;
     (c) Seagate may correct the non-compliance and charge Komag for the cost to make the correction.
     7.4. Remedies Nonexclusive. The remedies listed above are in addition to any other remedies available to Seagate in law or equity. The obligation to provide repaired or replacement Products during the warranty period continues whether or not Komag has discontinued manufacturing the Products.
8. RELIANCE ON SUPPLIER
     8.1. Advice Regarding Intended Use. Seagate will rely on Komag’s expertise and advice in the selection and use of Komag’s Products. Komag will assign personnel to work with Seagate who are reasonably qualified to advise Seagate in the selection and use of Komag’s Products. Komag must request relevant information from Seagate regarding Seagate’s selection and use of the Products, and must notify Seagate if it believes that there are potential problems in Seagate’s selection and use of the Products.
     8.2. Return of Product. If a Product does not function properly in the manner in which it is used by Seagate, and if Seagate provided sufficient information to Komag regarding Seagate’s intended use for the Product such that Komag should have known that the Product would not function properly, then Seagate may return the Product to Komag as non-conforming.
     8.3. Limits on Reliance. Komag will have no obligation to accept return of non-conforming Products under this Section 8, if Seagate does not disclose sufficient information about its intended use of Products, or if Komag warns Seagate in writing of a potential problem with Seagate’s intended use of Products and Seagate disregards Komag’s warnings.
9. ONGOING QUALITY AND RELIABILITY
     9.1. Quality Standards. Komag warrants that Products will meet the Quality Standards set forth in Exhibit D, will be free from defects in material, workmanship, and design for the warranty period identified in Section 7 of this Agreement, and will conform to the Specifications (collectively “Quality Standards”). The warranty for the replaced or repaired Product will be the same as the original Product. Komag will implement quality and reliability assurance measures to ensure compliance with the foregoing and will report on such measures to Seagate at Seagate’s request.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
     9.2. Yield Benchmark. [****]. Seagate will make all reasonable efforts to notify Komag of its plan to exercise its right not to purchase Product to minimize Komag’s inventory exposure.
     9.3. Line Fallout. The parties will work together on any ongoing basis to determine the cause of any defects in Products that fail Seagate’s drive testing which Seagate determines are not due to its assembly or disassembly process. Komag will provide a credit to Seagate based on mutually agreed media-related or substrate-related defects.
     9.4. Product Stewardship Requirements. Seagate’s current Product Stewardship Requirements are attached as Exhibit E. Seagate will update the Product Stewardship Requirements from time to time and will make the updated versions available to Suppler. Updated versions of the Product Stewardship Requirement will automatically be incorporated herein as part of this Agreement without any further action by the parties. Komag must immediately notify Seagate if any of its Products include chemicals or compounds in amounts that exceed the threshold amounts listed in the Product Stewardship Requirements. Each shipment of Products to Seagate will constitute a certification by Komag that the Products shipped meet the Product Stewardship Requirements. Upon Seagate’s request, Komag will provide sufficient documentation to Seagate to show that the Products conform to the Product Stewardship Requirements. Komag will maintain processes and policies designed to protect the environment and employee health and safety at any facility where services related to this Agreement are performed.
     9.5. ISO 9000 Certification. Komag must have a total quality system in place that meets ISO 9000 certification requirements. Komag will work toward QS 9000 certification, if not already QS 9000 certified.
     9.6. Manufacturing Process Inspections. Seagate may inspect Komag’s manufacturing locations, warehouses, and other facilities during normal business hours with reasonable notice to Komag. Komag will provide Seagate with its own inspection, quality and reliability data upon request.
     9.7. Corrective Action. Whenever a Product does not perform as warranted, Seagate may request that Komag implement a containment plan within [****] after the failure. Komag must provide Seagate with a detailed failure analysis identifying root cause within five days after the failure. Komag will work with Seagate to determine the effect of the failures on Seagate’s products and customers; and Komag will implement a corrective action plan that is acceptable to Seagate to eliminate the effect of the failures on Seagate’s products and customers. Komag will maintain the effectiveness of all corrective actions implemented as well as apply these corrective actions to other Products when and where applicable.
     9.8. Epidemic Failure; Product Recall. If there are multiple Product failures due to the same or related causes, or if any Products do not meet Seagate’s allowable DPPM described in the Specifications, or Seagate’s Product Stewardship Requirements, then Seagate may require Komag to accept return of all Products. Seagate may also elect to recall and return to Komag all Products that have been incorporated into Seagate’s products and distributed to Seagate’s customers and end users. If Seagate recalls Komag’s Products from Seagate’s customers or end users, Komag will negotiate in good faith a settlement for the associated charges based on the actual and reasonable costs associated with recalling and returning the Products. Seagate to provide documentation detailing costs.
     9.9. Failure Rate. Seagate may measure the failure rates of the Products in rates in a number of different ways. Komag will comply with the failure measurement system and failure rate limits as designated by Seagate, which may include one or more of the following:
     (a) Annualized Return Rate. The parties will determine a common goal for the annualized return rate (“ARR”) for each Product. Komag will report the actual ARR for each Product on a monthly basis. If the actual ARR for any Product exceeds the ARR goal, then Komag will designate a team that will determine root cause of the returns and will report to Seagate at weekly meetings until the actual ARR for the Product is below the ARR goal.
     (b) [****].
     9.10. Supplier Quality Management Procedures. Komag will comply with the Seagate supplier quality management procedures provide by Seagate Supplier Quality Engineering.

     9.11. Product Acceptance. Products purchased under this Agreement will be subject to inspection and test by Seagate or its designees at such times and places as agreed between the parties. Unless otherwise specified in any order, final inspection and acceptance of Products by Seagate will be at Seagate’s facilities.
10. CONTINUITY OF SUPPLY
     10.1. Disaster Recovery Plan. Komag must provide a written disaster recovery plan to Seagate within 30 days after execution of this Agreement. The disaster recovery plan must demonstrate Komag’s ability to ensure continuity of supply of the Products in the quantity forecasted by Seagate and the quality required under this Agreement. Upon Seagate’s request, Komag will evaluate and test its disaster recovery plan and certify to Seagate that the plan is fully operational.
11. CONFIDENTIALITY
     11.1. Marking Confidential Information. During this Agreement, each party may learn confidential business or technical information related to the disclosing party (“Confidential Information”). In order to be protected under this Agreement, any Confidential Information must be clearly marked as “confidential”, “secret” or with a similar legend. No party will have any responsibility under this Agreement for any information that is not so marked at the time of disclosure. Any oral or visual disclosures must be designated as confidential at the time of the disclosure and confirmed as confidential in a written notice delivered within 20 days after the disclosure, describing the oral or visual information disclosed and stating that the information is confidential.
     11.2. Nondisclosure. Each party will protect the Confidential Information of the other party against unauthorized disclosure using the same degree of care, but no less than a reasonable care as it uses to protect its own information of a similar kind. The Confidential Information may be disclosed to employees, affiliates, or consultants of the recipient who have entered into nondisclosure agreements with the recipient. Komag may only use Seagate’s Confidential Information for the benefit of Seagate.
     11.3. Confidentiality Period. The duty to protect Confidential Information expires 2 years after expiration of this Agreement.
     11.4. Exclusions. The obligation of confidentiality do not apply to information that (a) is generally known to the public or otherwise in the public domain other than through breach of confidentiality; (b) information that the other party can show was known to the recipient before receipt from the disclosing party; (d) is disclosed by a third party without breach of any obligation of confidentiality; (e) is independently developed by the recipient; or (f) is required to be disclosed by a court, administrative agency, or other governmental body, or by operation of law.
     11.5. Return of Information. Each party will return or destroy the Confidential Information of the other upon request upon expiration or termination of this Agreement.
     11.6. Other Nondisclosure Agreements. The parties may also enter into separate nondisclosure agreements governing specific disclosures. To the extent that the terms of any separate nondisclosure agreements are more restrictive than the terms of this Agreement, then the more restrictive terms will control for the specific disclosure.
     11.7. Publicity. Neither party may disclose the existence or terms of this Agreement to any third party without the prior written consent of the other except as required by law or as necessary to comply with other obligations stated in this Agreement. Neither party may issue any press releases related to this Agreement without the written consent of the other party.
12. INDEMNIFICATION AND DEFENSE
     12.1. General Indemnification. Komag will defend and indemnify Seagate and Seagate’s affiliates, directors, employees and contractors (collectively “Indemnitees”) against any claim or action brought by a third party against an Indemnitee arising from (a) an allegation of Komag’s negligence or willful misconduct; (b) any breach by Komag of its obligations to Seagate under this Agreement, or (c) any breach by Komag of its obligations to Seagate under any other Agreement between the parties.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
     12.2. Infringement Indemnification. Komag will defend and indemnify each Indemnitee against any claim or action brought by a third party against an Indemnitee, alleging that a Product infringes a patent, copyright, trademark, trade secret, trade name, trade dress, mask work or other intellectual property right.
     12.3. Indemnification Procedures. Seagate will promptly notify Komag of any claim or action and provide Komag reasonable assistance and cooperation in the defense of the claim or action. Any Indemnitee may, at its own cost, participate through its own attorneys in the investigation, defense, settlement, or trial of the claim or action. Komag may not without consultation with Seagate enter into any settlement of any claim or action that involves a remedy other than the payment of money or receipt of license to permit continued supply of Product by Komag. If Komag does not defend the claim or action to the reasonable satisfaction of Seagate, Seagate may, after consultation with Komag, assume full control of the defense.
     12.4. Payment of Damages and Defense Costs. Komag will pay all damages awarded or agreed to in settlement against an Indemnitee. Komag will pay all reasonable costs incurred by an Indemnitee in defending the claim or action. Komag will not be obligated to pay damages to an Indemnitee to the extent that the damages were caused by (a) an Indemnitee’s own gross misconduct; (b) an Indemnitee’s use of Komag’s Products in combination with other products if the sole cause of the infringement is the other products; or (c) an Indemnitee’s modification to the Products made without Komag’s knowledge.
13. LIMITATION OF LIABILITY
     13.1. Limitation of Amount of Liability. Seagate will not be liable to Komag, regardless of the basis of liability or the form of action, for any amounts exceeding the total price paid by Seagate to Komag, net of all discounts and refunds, over the 12-month period before the liability arose.
     13.2. Limitation of Type of Liability. Seagate will not be liable to Komag for any consequential, incidental, indirect, special, economic, or punitive damages even if Seagate has been advised of the possibility of such damages.
14. TERM AND TERMINATION
     14.1. [****]
     14.2. [****]
     14.3. [****]
     14.4. [****]
     14.5. [****]
     14.6. [****]
15. DISPUTE RESOLUTION
     15.1. Good-Faith Negotiation. The parties will attempt to resolve any dispute relating to this Agreement through good-faith informal negotiation.
     15.2. Mediation. If the parties are unable to resolve the dispute through good faith informal negotiation, they will participate in mediation before an agreed mediator from Judicial Arbitration and Mediation Services (“JAMS”). Either party may initiate mediation by providing a written request for mediation to the other party and to JAMS. The request must describe the dispute and the relief requested. The mediation will be scheduled within ten business days after the request. The mediation will take place at a JAMS facility in California. The parties will cooperate with JAMS and with one another in selecting a mediator from a JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties will participate in the mediation in good faith. The parties will bear their own expenses in mediation, but will share all fees to JAMS equally.

     15.3. Arbitration. If the parties are unable to resolve the dispute through mediation, they will submit the dispute to final, binding arbitration under Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”). Either party may initiate arbitration by providing a written request for arbitration to the other party and to the International Chamber of Commerce. The arbitration will be held in Santa Clara County, California, USA. If the amount of the claim is less than US $1,000,000, then one arbitrator will conduct the arbitration. If the amount in dispute is equal to or greater than US $1,000,000, then a panel of three arbitrators will conduct the arbitration. The arbitrator or arbitrators will be selected in accordance with the ICC Rules and must have expertise in the subject matter of the dispute. The arbitrator or arbitrators may award specific performance, injunctions, or other equitable relief. Judgment upon any arbitration award may be entered in any court with jurisdiction over either party. If either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against the absent party. The parties will bear their own expenses in mediation, but will share all fees to ICC equally.
     15.4. Equitable Relief Excluded. Either party may seek equitable relief to enforce the rights granted in Sections 10, 11, or 12 or to obtain a temporary restraining order or other provisional remedy to preserve the status quo or prevent irreparable harm.
     15.5. Survival and Attorney’s Fees. This Section 15 will survive the Agreement’s termination or expiration. This Section 15 may be enforced by any court of competent jurisdiction, and a party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorney’s fees, to be paid by the party against whom enforcement is ordered.
16. INSURANCE
     16.1. Minimum Insurance Requirements. Komag will maintain Commercial General Liability insurance of not less than $2,000,000 Combined Single Limit for Bodily Injury and Property Damage. Komag’s general liability insurance must include coverage for broad form property damage, blanket contractual liability, advertising and personal injury liability, and products/completed operations. Komag’s insurance must name Seagate, its officers, employees and agents as additional insureds. Komag will also maintain Automobile Liability insurance with a combined single limit for Bodily Injury and Property Damage of not less than $1,000,000 per occurrence. Komag may maintain a lesser limit of General Liability or Automobile Liability insurance if the policy, combined with Komag’s Umbrella or Excess Liability policy, meets the respective minimum coverage limits for General Liability and Automobile Liability insurance required under this Agreement.
     16.2. Workers’ Compensation and Employer’s Liability Insurance. If Komag has employees or acquires employees during the term of this Agreement, then Komag must maintain Workers’ Compensation insurance as required by statute; and Employer’s Liability insurance in not less than the amounts that follow (or as otherwise required by applicable state law). The policy must permit (or be endorsed to permit) Komag’s waiver of insurer’s subrogation rights against Seagate and Komag agrees to waive its subrogation rights.

(a)	Bodily injury by accident	$500,000 per accident

(b)	Policy limit by disease	$500,000 policy limit

(c)	Bodily injury by disease	$500,000 per employee
     16.3. Proof of Insurance and General Requirements. Komag’s required insurance must (a) respond as primary coverage concerning Komag’s indemnity and insurance obligations under this Agreement and neither Seagate nor its insurers will be required to pay for any portion of such obligations; and (b) contain a standard cross liability endorsement or severability of interest clause. Komag must provide Seagate with proof of insurance satisfactory to Seagate. Komag will immediately notify Seagate of any material change in its insurance. Komag’s certificate of insurance must provide that no cancellation of the insurance will be effective without ten days’ advance written notice to Seagate. In no event will any required insurance coverage or limits reduce Komag’s obligations to Seagate under this Agreement.
17. MISCELLANEOUS
     17.1. Relationship of the Parties. Komag and Seagate are independent contractors.

     17.2. No Intellectual Property Rights Granted. Except as expressly provided, this Agreement does not grant either party any right to the other party’s patents, copyrights, trademarks, trade secrets, or other forms of intellectual property.
     17.3. Assignment. Due to the nature of each party’s duties and Seagate’s reliance on Komag’s performance in supplying Products, Seagate may assign this Agreement to any third party upon written notice to Komag, with Komag’s consent. Komag may assign this Agreement only with the prior written consent of Seagate. The transfer of a controlling ownership interest in Komag will constitute an assignment for purposes of this section. This Agreement will be binding upon and will inure to the benefit of the parties and their permitted successors and assigns.
     17.4. Compliance with all Laws. Komag, and all Products supplied by Komag and work performed by Komag, must comply with all applicable laws and regulations in effect, including those governing environment, health and safety, and labor and employment practices. Komag must require that its sub-suppliers also comply with all applicable laws and regulations in effect. Upon request, Komag will certify that it complies with all applicable laws and regulations. Seagate may audit Komag to confirm Komag’s compliance with this Section.
     17.5. Export Controls. Each party will comply with all applicable export, re-export and foreign policy controls and restrictions imposed by the U.S. and the country in which they are located, including the U.S. Export Administration Regulations. Komag may not export, re-export or allow to be disclosed, any technical data received from Seagate or the product of any technical data to any person or destination to the extent prohibited by law.
     17.6. English Language; Governing Law. English is the authoritative text of this Agreement, and all communications and proceedings must be conducted in English. If this Agreement is translated, then the English language version will control. The laws of the State of California, USA govern this Agreement, without regard to any conflicts of laws rules. The United Nations Convention on Contracts for International Sale of Goods does not apply to this Agreement.
     17.7. Force Majeure. Neither party will be liable to the other if its performance is delayed by acts of nature beyond its control. If a force majeure condition prevents Komag’s performance for more than 60 days, then Seagate may terminate this Agreement or cancel any unfilled orders without liability owed to Komag.
     17.8. Severability; Survival. The terms of this Agreement are severable. If any term is unenforceable for any reason, then that term will be enforced to the fullest extent possible, and the Agreement will remain in effect. All obligations that by their terms or nature survive termination of this Agreement will continue until fully performed.
     17.9. Written Amendments; Electronic Business Transactions. This Agreement may be changed only by written amendment signed by both parties. The parties may exchange electronic documents in lieu of printed purchase orders, order acknowledgments, or forecasts. Komag will comply with Seagate’s designated system of exchanging electronic documents and will bear its own costs to participate in the system. Neither party will contest the validity or enforceability of electronically transmitted purchase orders or order acknowledgments on the grounds that they fail to comply with the Statute of Frauds or similar laws requiring that contracts be in writing (such as UCC Section 2-201 or any state-law equivalent). Neither party is prohibited from asserting that an electronic document is invalid for any reason that would also invalidate a written document.
     17.10. Entire Agreement; No Waiver; Notices. This Agreement and the documents referred to in it are the entire agreement of the parties with respect to this subject matter, superseding all prior or contemporaneous agreements. No failure or delay in exercising any right will be considered a waiver of that right. All notices and other communications must be delivered to the addresses designated on the first page of this Agreement.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
EXHIBIT A
PRODUCT AND PRICE LIST

Product	Komag	Seagate
Description	Part No.	Part No.	Unit	Price
[****]

EXHIBIT B
CUSTOMS CLEARANCE DOCUMENTATION
For Product that must be cleared through customs, Komag must provide customs documentation (sometimes referred to as a “proforma invoice” or “customs invoice”) for the purpose of facilitating customs clearance. The customs documentation must be in English and must include the following information:
1. SHIPPING INFORMATION
▪	Date of shipment;

▪	Invoice number and shipment number;

▪	Seagate purchase order number;

▪	Shipper name and address;

▪	Ship to party (name and address including attention party if available) and bill to party (name and address);

▪	Custom Broker (name);

▪	Shipments from all countries, except China or Hong Kong, using wood pallets must state “the solid wood packing materials are totally free from bark, and apparently free from live plant pests”;

▪	Shipments from China or Hong Kong, not using solid wood packing materials (“SWPM”) must state “this shipment contains no SWPM.” If SWPM is used, a separate Chinese or Hong Kong government issued certificate of fumigation is required”;

▪	Name, contact information and signature of responsible individual — must be a responsible employee of the exporter who has knowledge or who can readily obtain knowledge of the transaction;

▪	Incoterm and named place; and

▪	Shipment gross weight.
2. PRODUCT INFORMATION
▪	Description of Product, grade or quality, as well as marks, numbers, and symbols under which the Product is sold, if applicable — for product description, use generic terms by which each item is commonly known.

▪	Product quantities, including quantity of Product per each individual package/box, the number of packages/boxes, the number per pallet, the number of pallets, and the corresponding weights – the information must be sufficiently detailed to enable identification and matching of Product in the shipment against line items on the shipping invoice;

▪	Seagate part numbers

▪	Country of origin (place of manufacture) by part and quantity

▪	FCC ID number, if any

▪	FDA accession number, if any; if the invoice contains multiple pages, each page must be number, preferably in the following format: X of Y pages

▪	Product net weight

▪	Product classification information including:
o	Harmonized Tariff Schedule number

o	Export Control Classification Number (ECCN)
3. PRICING INFORMATION
▪	Unit purchase price and type of currency (if the merchandise is not purchased, the value or usual price in the country or exportation)

▪	All charges upon the Product, itemized by name and amount, including freight, insurance, commission, cases, containers, coverings and cost of packing

▪	Total purchase price and terms of payment – customs regulations require every shipping invoice accurately reflect the price to be paid by Seagate. The shipping invoices are used to declare the value of the imported Product for customs entry. Accordingly, 100% accuracy is required. Post-shipment price increases can render declarations inaccurate; therefore, price increases may not be applied to Product already shipped or in JIT or VMI inventories.
Any goods or services furnished to Komag for the production of the Product not included in the invoice price (e.g. assists such as dies, molds, tools, engineering work) — however, goods or services furnished in the destination country are excluded.
4. GLOBAL SUPPLY CHAIN SECURITY PROGRAMS
In addition to the customs documentation listed above, Komag will provide Seagate with verification that they have reviewed their supply chain processes and have the appropriate security measures in place to guard against cargo theft and cargo terrorism. Komag will conduct a self-audit of its transit lanes and of the carriers that are bringing the Products into the USA.
If Komag is eligible to participate in the US Customs-Trade Partnership Against Terrorism (“C-TPAT”) program, Seagate may require that supplier apply for participation and Komag will provide Seagate with written updates regarding the status of Komag’s C-TPAT application every 90 days. Upon acceptance, Komag will provide Seagate with a copy of its Memorandum of Understanding with U.S. Customs and Border Protection and a copy of its C-TPAT compliance certificate.
Seagate may require Komag to apply for and participate in similar programs in other jurisdictions as they are implemented and as Komag becomes eligible, such as the New Computerized Transit System (“NCTS”) proposed for the European Union.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
EXHIBIT C
PRODUCT DESCRIPTION AND SPECIFICATIONS INCORPORATED BY REFERENCE
[****]

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
EXHIBIT D
QUALITY STANDARDS
Commitment to Quality Requirement
[****]

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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EXHIBIT E
PRODUCT STEWARDSHIP REQUIREMENTS
[****]

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1.0	APPLICABILITY
This Specification applies to:
•	All parts, components, subsystems and materials (“Products”) that are supplied for assembly into products sold by Seagate, and

•	All packaging (“Packaging”) for Seagate products that reach final customers, and all collateral materials (such as instruction manuals, advertising, etc.) that will be delivered with the product.
This Specification does not apply to indirect materials that are supplied to Seagate unless these are assembled into Seagate products.
2.0	PURPOSE
The purpose of this Specification is to establish specific requirements for Products that are supplied to Seagate to ensure that Seagate disc drives meet regulatory and customer requirements. The requirements of this Specification are based on Seagate’s internal Product Stewardship Standard Operating Procedure, which is periodically updated to reflect the following:
•	Requirements of legislation in countries where Seagate products are sold or manufactured, and

•	Requirements of customers regarding products, packaging, user documentation, and manufacturing processes.
3.0	REQUIREMENTS AND DOCUMENTATION
3.1	Requirements. Products, Packaging and manufacturing processes must meet the requirements of this Specification. Suppliers must ensure that Products and Packaging do not contain the restricted materials and substances listed in Section 4.0 of this Specification, in amounts exceeding the specified limits. In addition, Products must meet the requirements in Section 5.0.

3.2	Compliance Documentation. Suppliers will be required to report on the status of their compliance with this Specification during qualification of their Products and Packaging with Seagate and at other times designated by Seagate. To report status of compliance, Suppliers must complete a Product Stewardship Certificate and/or other documentation as specified by Seagate. The current version of the Product Stewardship Certificate that must be used by suppliers to report status of compliance can be obtained from the Seagate Supplier Quality Engineering organization. If the Supplier’s Product contains plastic (including external cables), resin, rubber, paint or ink, an analytical report indicating presence of cadmium (see Section 5.0) must also be provided. In addition, Seagate may require analytical testing for the presence of additional compounds for selected parts, components or materials. Unless specifically requested, however, suppliers are not required to provide analytical results in support of their Certificate.
A supplier must notify Seagate if they determine at any time that their Product is not in compliance with this Specification. Seagate will work with the supplier to evaluate and resolve the non-compliance.
3.2	Records. Supplier must maintain sufficient documentation regarding its Products and Packaging to support any representations of their compliance status provided in the Product Stewardship Certificate. Supplier must retain its

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documentation and make the documentation available to Seagate upon request for a minimum of 3 years from the last date the Products or Packaging are shipped to Seagate.
4.0	RESTRICTED MATERIALS AND SUBSTANCES
4.1	Requirements and exemptions related to lead (Pb), mercury (Hg), cadmium (Cd), hexavalent chromium (Cr+6), polybrominated biphenyl (PBB) flame retardants, and polybrominated diphenyl ether (PBDE) flame retardants.
The following substances are restricted by the European Restriction on Hazardous Substances (RoHS) Directive, as well as by Seagate customers: Lead (Pb), mercury (Hg), cadmium (Cd), hexavalent chromium (Cr+6), polybrominated biphenyl (PBB) flame retardants, and polybrominated diphenyl ether (PBDE) flame retardants.
Maximum acceptable concentration levels for these substances have not yet been established by the European Union. These substances may not be intentionally added to Products and materials supplied to Seagate. Seagate recognizes that these substances may be present as contaminants (impurities) in manufacturing processes. The following maximum impurity levels apply to materials or materials used in parts supplied to Seagate:

Substance	Application	Maximum Impurity Acceptable
Lead	Plastic, resin, rubber, paint, ink and lacquer	100 ppm
	External cable and overmold insulation	300 ppm
	All other applications	1000 ppm
Mercury	Pigment, paint, and ink	Zero
	All other applications	5 ppm
Cadmium	Plastic, resin, rubber, resin, paint ink and lacquer	5 ppm
	All other applications	25 ppm
Hexavalent Chromium	All applications	100 ppm
Polybrominated biphenyl (PBB) flame retardants	All applications	1000 ppm
Polybominated diphenyl ether (PBDE) flame retardants	All applications	1000 ppm
     Exemptions applicable to parts and components supplied to Seagate are as follows:
•	Lead (Pb) in the glass of electronic components;

•	Lead (Pb) as an alloying element in steel containing up to 0.35% lead by weight, aluminum containing up to 0.4% lead by weight, and as a copper alloy containing up to 4% lead by weight;

•	Lead (Pb) in electronic ceramic parts (e.g., piezoelectronic devices); and

•	Lead (Pb) in high melting temperature type solders (i.e. tin-lead solder alloys containing more than 85% lead).

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4.2	Requirements related to other materials/substances.
The following Table provides additional restrictions on the presence of chemical compounds in Products, Packaging and manufacturing processes.
Table 1: Restricted Materials / Substances

		C.	D.
	B.	Suppler Application	Limit by Supplier
A.	Chemical Abstract Number	that restriction	Product or
Chemical Compounds	(if applicable)	applies to	Packaging Wt %
4-Nitrobiphenyl	92-93-3	Product	0.1000%

Aliphatic Chlorinated Hydrocarbons	See Table 2	Product	0.1000%
(CHCs)
Anthracene oil	90640-80-5	Product	Zero
Asbestos	77536-66-4; 12172-73-5;	Product	Zero
12001-29-5; 12001-28-4; 1332-21-4;
77536-68-6; 77536-67-5

Amines [diethylamine, dimethylamine	109-89-7, 124-40-3,	Product	Zero
(DMA), N,N-dimethyl-acetamide,	127-19-5, 68-12-2, 35576-91-1,
N,N-dimethylformamide (DMF),	614-00-6, 123-39-7, 90-04-0,
nitrosamide, nitrosamine	60-09-3
(NMA), N-methylformamide (NMF), o- anisidine, 4-aminoazobenzene]

Beryllium and compounds	7440-41-7; 15191-85-2; 543-81-7;	Product	Zero
Beryllium acetate	13106-47-3; 13597-99-4; 1304-56-9
Beryllium carbonate
Beryllium nitrate
Beryllium oxide

Brominated and	See Table 3	Product (applies only to	Zero
chlorinated flame retardants[1]		plastic housing parts
>25g.)

Butyl bromoacetate	5292-43-3	Product	Zero

Cadmium and compounds	7440-43-9	Product	See Section 4.1
		Packaging	Zero

Carbon tetrachloride	56-23-5	Product, Packaging and	Zero
Process

Chlorinated paraffins	8029-39-8, 85535-84-8, 63449-39-8	Product and Packaging	Zero of chain length
C10-13, chlorine
content > 50%.

Chloroethylene, vinyl chloride	75-01-4	Product	Zero

Chromium (VI) (hexavalent) and compounds	18540-29-9; 1333-82-0	Product	See Section 4.1
		Packaging	Zero

Dibutyltin hydrogen borate (DBB)	75113-37-0	Product	0.0100%

Ethyl bromoacetate	105-36-2	Product	Zero

Halogenated dioxins and furans	See Table 4	Product	Zero

Lead and compounds (including Pb carbonates, hydrocarbonates, and Pb sulfates)	7439-92-1 (598-63-0; 1319-46-6;	Product	See Section 4.1
	7446-14-2; 10031-13-7; 78-00-2;	Packaging	0.0100% in sum for all heavy metals
75-74-1; 301-04-2; 6080-56-4;
12069-00-0; 15739-80-7)

Mercury and compounds	7439-97-6; 100-56-1; 627-44-1;	Product	See Section 4.1
	593-74-8; 33631-63-9; 10045-94-0;	Packaging	0.0100% in sum for
	21908-53-2; 1344-48-5		all heavy metals

Methyl bromoacetate	96-32-2	Product	Zero

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Table 1: Restricted Materials / Substances

		C.	D.
	B.	Suppler Application	Limit by Supplier
A.	Chemical Abstract Number	that restriction	Product or
Chemical Compounds	(if applicable)	applies to	Packaging Wt %
Mirex (dodecachloropenta-cyclodecane)	2385-85-5	Product	Zero

Nickel and compounds	7440-02-0, 3333-67- 3, 13463-39-3,	Product (applies only to	Zero
	12054-48-7, 1313-99-1, 12035-72-2	external case parts)	(maximum allowable
impurity is 100 ppm)

o-Nitrobenzaldehyde	552-89-6	Product	Zero
(2-nitrobenzaldehyde)

Organostannic	Many	Product	Zero
compounds

Ozone-depleting	See Montreal Protocol	Product, Packaging and	Zero
substances	(http://www.unep.org/ozone/montreal.shtml)	Process
for complete list

Polybrominated Biphenyl (PBB) and	See Table 5	Product	See Section 4.1
Polybrominated diphenyl ether (PBDE) flame retardants

Polychlorinated biphenyls (PCB)	27323-18-8, 106-43-4; 1336-36-3;	Product	Zero
Polychlorinated terphenyls (PCT)	12767-79-2; 11096-82-5;
11097-69-1; 26140-60-3, 61788-33-8

Pentachlorophenol (PCP) and its	87-86-5; 131-52-2	Product	Zero
salts and compounds

Polychlorinated naphthalenes (PCN)	1321-65-9; 1335-88-2	Product	Zero
1321-64-8; 2234-13-1

Polychlorinated phenols	Many	Product	Zero

Ugilec and DBBT (PCB substitutes)	99688-47-8, 76253-60-6	Product	Zero

[1]	TBBPA (Tetra Bromobisphenol A) is a brominated flame retardant widely used in the electronics industry. TBBPA will remain in use until a UL-certified alternative has been identified. Note that TBBPA-bis (FR-720), however, is prohibited.

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Table 2 (Reference): Aliphatic Chlorinated Hydrocarbons (CHCs)

Compound	CAS Reference Number
1,1,1,2- Tetrachloroethane	630-20-6
1,1,1-Trichloroethane	71-55-6
1,1,2,2- Tetrachloroethane	79-34-5
1,1,2-Trichloroethane	79-00-5
1,1-Dichloroethylene (vinylidene chloride)	75-35-4
Pentachloroethane	76-01-7
Tetrachloromethane	56-23-5
Trichloromethane (Chloroform)	67-66-3
Table 3 (Reference): Brominated / Chlorinated Fire Retardants

Compound	CAS Reference Number
Additive brominated flame retardants
Tetrabromoethene	79-28-7
1,1,2,2-Tetrabromoethane	79-27-6
Pentabromoethane	75-95-6
1,2,3,4-Tetrabromobutane	1529-68-6
Octabromohexadecane	30262-03-4
Hexabromocyclohexane/1,2,3,4,5,6-hexabromocyclohexane	30105-40-0/1837-91-8
Tetrabromocyclodecane	30178-92-8
Hexabromocyclododecane/1,2,5,6,9,10-hexabromocyclododecane	25637-99-4/3194-55-6
Hexabromobenzene	87-82-1
Pentabromobenzene	608-90-2
Pentabromoethylbenzene	85-22-3
Pentabromoethoxybenzene	9278-85-1
1,2,4,5-Tetrabromo-3,6-bis-benzene (pentabromophenoxybenzene)	58965-66-5
Reactive brominated flame retardants
Tribromomethane (bromoform)	75-25-2
Bromoethene (vinyl bromide)	593-60-2
2-Bromoethanol	540-51-2
Dibromo-1,5-pentanediol	36511-36-1
Tribromophenol	25376-38-9
Pentabromophenol	608-71-9
Dibromostyrene	31780-26-4
Tetrabromophthalic anhydride	632-79-1
Tetrabromobisphenol A	79-94-7
Tetrabromobisphenol A-bis (FR-720, dibromopropyl ether, BDBPT)	21850-44-2
Chlorinated paraffins and waxes
Chlorinated paraffin	61788-76-9

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Table 3 (Reference): Brominated / Chlorinated Fire Retardants

Compound	CAS Reference Number
Chlorinated paraffin oils	85422-92-0
Chlorinated paraffins (C>10)	97553-43-0
Chlorinated paraffins (C10-13)	85535-84-8
Chlorinated paraffins (C14-17)	85535-85-9
Chlorinated paraffins (C18-28)	85535-86-0
Chlorinated paraffin waxes and hydrocarbon waxes	63449-39-8
Table 4 (Reference): Halogenated Dioxins and Furans

Compound	CAS Reference Number
2,3,7,8-Tetra-CDD	1746-01-6
1,2,3,7,8-Penta-CDD	40321-76-4
2,3,7,8-Tetra-CDF	51207-31-9
2,3,4,7,8-Penta-CDF	57117-31-4
1,2,3,4,7,8-Hexa-CDD	39227-28-6
1,2,3,7,8,9-Hexa-CDD	19408-74-3
1,2,3,6,7,8-Hexa-CDD	57653-85-7
1,2,3,7,8-Penta-CDF	57117-41-6
1,2,3,4,7,8-Hexa-CDF	70648-26-9
1,2,3,7,8,9-Hexa-CDF	72918-21-9
1,2,3,6,7,8-Hexa-CDF	57117-44-9
2,3,4,6,7,8-Hexa-CDF	60851-34-5
1,2,3,4,6,7,8-Hepta-CDD	35822-46-9
1,2,3,4,6,7,8,9-Octa-CDD	3268-87-9
1,2,3,4,6,7,8-Hepta-CDF	67562-39-4
1,2,3,4,7,8,9-Hepta-CDF	55673-89-7
1,2,3,4,6,7,8,9-Octa-CDF	39001-02-0
2,3,7,8-Tetra-BDD	50585-81-6
1,2,3,7,8-Penta-BDD	109333-34-8
2,3,7,8-Tetra-BDF	67733-57-7
2,3,4,7,8-Penta-BDF	131166-92-2
1,2,3,4,7,8-Hexa-BDD	110999-44-5
1,2,3,7,8,9-Hexa-BDD	110999-46-7
1,2,3,6,7,8-Hexa-BDD	110999-45-6
1,2,3,7,8-Penta-BDF	109333-34-8

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Table 5 (Reference):
Polybrominated Biphenyl/Polybrominated Diphenyl Ether
Flame Retardants

Compound	CAS Reference Number
Polybrominated Biphenyls (PBBs)

Bromobiphenyl	2052-07-05
2113-57-7
92-66-0
Decabromobiphenyl	13654-09-06
Dibromobiphenyl	92-86-4
Heptabromobiphenyl	59080-40-9
36355-01-8 (hexabromo-1,1’-biphenyl)
67774-32-7 (Firemaster FF-1)
Hexabromobiphenyl	59080-40-9
36355-01-8
67774-32-7
Nonabromobiphenyl
Octabromobiphenyl	61288-13-9
Pentabromobiphenyl
Polybrominated Biphenyl	59536-65-1
Tetrabromobiphenyl	40088-45-7
Tribromobiphenyl
Polybrominated Diphenyl Ethers (PBDEs)
Bromodiphenyl Ether	101-55-3
Decabromobiphenyl Ether	1163-19-5
Dibromobiphenyl Ether	2050-47-7
Heptabromobiphenyl Ether	68928-80-3
Hexabromobiphenyl Ether	36483-60-0
Nonabromobiphenyl Ether	63936-56-1
Octabromobiphenyl Ether	32536-52-0
Pentabromobiphenyl Ether	32534-81-9
Tetrabromobiphenyl Ether	40088-47-9
Tibromobiphenyl Ether	49690-94-0

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5.0 ADDITIONAL REQUIREMENTS FOR PARTS, COMPONENTS, SUBSYSTEMS AND MATERIALS CONTAINING PLASTIC, RUBBER, PAINT OR INK
For plastic parts >25g, the part name/number, type of plastic used, flame retardant type, plastic brand name, and plastic model name must be included in the Product’s specification. Plastic parts of any weight must be of one polymer or compatible polymers, except for large cases, which must be of no more than two types of polymer that are separable.
For plastic parts >25g, the part must not have paint, lacquer, or varnish, which as dry matter increases the weight of the plastic part by more than 1%, and no in-mold decoration (IMD).
Plastic parts >25g must have a permanent visible marking in accordance with ISO 11469; plastic parts <25g, but having adequate surface area (minimum 14mm X 70mm) for marking, must also have a permanent visible mark in accordance with ISO 11469.
Plastic components >100g must be made from the same type of plastic.
ICP-AEP testing of a representative sample is required for Products that contain plastic (including external cables), resin, rubber, paint or ink, including semiconductor/IC housings and connector housings.
Standards for measurement are as follows:
1) Pre-conditioning: Typical examples are as follows:
•	Wet decomposition method specified in BS EN 1122; 2001, “Plastics—Determination of cadmium—Wet decomposition method”;

•	Incineration under the existence of sulfuric acid; and

•	Pressurized acid decomposition done in a sealed container (a microwave decomposition method).
Precipitates must be dissolved using established methodology.
2) Measurement method: Use any one of ICP-AES (OES) (Inductively Coupled Plasma-Atomic [Optical] Emission Spectroscopy) or AAS (Atomic Absorption Spectroscopy), or ICP-MS (Inductively Coupled Plasma Mass Spectroscopy).
3) Laboratory analysis must be performed by an independent, third party government-certified (if applicable) laboratory. Laboratory reports must reference the applicable Seagate Part Number.

PC-WORD	SEAGATE CONFIDENTIAL	1ST USE: MULTI

Seagate Technology LLC	SUPPLIER PRODUCT STEWARDSHIP/RoHS REQUIREMENTS	Doc Number: D0000083923 Number Range: N/A Revision: A Sheet 10 of 10

6.0	DEFINITIONS
6.1	Intentionally introduced: Deliberately utilized in the formulation of a material or component where the restricted chemical’s continued presence is desired in the final product to provide a specific characteristic, appearance or quality.

6.2	Limit by Product or Packaging Weight %: Seagate-specified weight of a chemical compound that can be present, expressed as a percent of the total weight of the individual product, part, component or packaging provided by the supplier.

6.3	Packaging: Supplier-provided packaging for Seagate products that reach final customers.

6.4	Process: Process refers to a manufacturing process resulting in Products or Packaging materials that are incorporated into Seagate products delivered to customers. Processes are defined to include the chemical inputs used in those processes, such as solvents and cleaning solutions.

6.5	Product: Supplier-provided parts, components, subsystems and materials.

6.6	Zero: For the purposes of certifying compliance with this Specification, zero shall be defined as meaning that a chemical compound is not present at a concentration greater than one part per million.

PC-WORD	SEAGATE CONFIDENTIAL	1ST USE: MULTI

EXHIBIT F
BUSINESS CONTINUITY,
EMERGENCY RESPONSE,
AND DISASTER RECOVERY PLANS
A. GENERAL
     1. Komag recognizes that these terms and conditions apply to each of Komag’s facilities, buildings, or operations that will be used to supply Products under this Agreement, including those warehouses that will be used to store property used in connection with the supply of Products.
     2. Komag will maintain site-specific Emergency Response Plans and Disaster Recovery Plans, which will be made available to Seagate upon request.
     3. Komag shall disclose to Seagate upon request, fire protection designs and capabilities for each warehouse building or operation that will store or distribute property used in connection with supply of the Products.
B. COMPLIANCE WITH LAW
     1. Komag must have a written and implemented plan that ensures compliance with local environmental, health, safety and fire protection laws. The plan must contain a description of potential hazards and corresponding control plans, and details of how Komag will ensure compliance with laws and regulations and with the terms of the Agreement and this Exhibit F.
     2. Komag must implement and maintain appropriate risk control and response measures for foreseeable emergencies, including fire, natural disasters at the operations or warehouse sites or during shipment.
     3. Seagate reserves the right, but not the obligation, to require Komag, to undertake periodic inspections in order to verify compliance with this standard and any other requirements of the contract with Seagate. Seagate reserves the right to inspect buildings and operations upon reasonable notice.
C. PROHIBITIONS FOR ALL FACILITIES USED TO STORE SEAGATE WIP AND FINISHED GOODS
     The following business risk conditions are prohibited at or near warehouses used to store Seagate materials, such as finished product, components, or manufacturing equipment:
     1. Storage of flammable liquids in any quantities greater than those required for maintenance and operation of Komag’s facilities.
     2. Storage of flammable or oxidizing gases or aerosols in any quantities greater than those required for maintenance and operation of Komag’s facilities.
     3. Storage of toxic or corrosive liquids or gases in any quantities greater than those required for maintenance and operation of Komag’s facilities.
D. REPORTING OF DISRUPTION OF PRODUCT SUPPLY
     Komag will report to Seagate within one business day the discovery of any incident that could result in the disruption of the supply of Product to Seagate.

E. DISASTER RECOVERY PLAN
     Komag will implement the following disaster recovery plan to ensure the continuity of Product supply in the event of a major interruption to its facilities’ ability to maintain production. These requirements include the recovery of documentation, manufacturing systems, materials, key personnel, and plan and equipment.
     1. General
     The objective of these requirements is to enable reinstitution of supply of Product within a time period agreed upon by Seagate and Komag.
     2. Requirements
     (a) Komag will maintain backup copies of all documentation needed to ensure supply of the Product, including but not limited to: drawings, files, process aids, tooling drawings, process control data, materials receiving inspection data, floor layouts, process flowcharts, bills of material, and training plans.
     (b) Komag will plan for restoration or replacement of manufacturing IT systems and hardware.
     (c) Komag will back up materials relating to supplier records, and will negotiate supplier agreements to ensure replacement of critical parts.
     (d) Komag will cross-train key personnel for purposes of replacement due to a loss of any key individuals. Komag will maintain adequate job description and training materials to allow for hiring of replacements.
     (e) Komag will have a contingency plan for moving production to an alternate facility if interruption of Product supply is estimated to exceed 10 days.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
EXHIBIT G
VOLUME COMMITMENT
AND PAYBACK AMORTIZATION SCHEDULE
1. Volume Commitment.
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Effective Date	Committed Volume
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2. Consideration.
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